                                                                    Exhibit 99.1

                   WIRELESS TELECOM GROUP ANNOUNCES CLOSING OF
                   ACQUISITION OF WILLTEK COMMUNICATIONS GMBH

FOR IMMEDIATE RELEASE

PARSIPPANY, NJ - (BUSINESS WIRE) - July 1, 2005 - Wireless Telecom Group, Inc.
(AMEX Symbol: WTT), a global provider of electronic noise generation equipment in the telecommunications field, announced today that it has completed the acquisition of Willtek Communications GmbH, a leading German supplier of testing solutions for emerging wireless services and cellular networks.

In accordance with the amended and restated stock purchase agreement among WTT,
Willtek, and each of Willtek's two shareholders, Investcorp Technology Ventures,
L.P. and Damany Holding GmbH, effective July 1, 2005, WTT purchased all of the outstanding share capital of Willtek from the Willtek shareholders, in exchange for 8,000,000 newly issued shares of WTT's common stock. Based on the $2.69 closing price of a share of WTT's common stock as reported on the American Stock
Exchange on June 30, 2005, the dollar value of the acquisition consideration is approximately $21.5 million. At the closing of the acquisition, an aggregate of
7,000,000 shares were issued directly to the Willtek shareholders and 1,000,000 shares were deposited in escrow, for a one-year period following the closing date, as collateral for the indemnification obligations of the Willtek shareholders under the purchase agreement. Based on the number of shares of
WTT's common stock outstanding on June 30, 2005, the Willtek shareholders presently own in the aggregate approximately 31.4% of WTT's outstanding common stock, with Investcorp owning approximately 25.4% and Damany Holding owning approximately 6.0%.

In connection with the closing of the acquisition, WTT also has guaranteed payment of certain outstanding indebtedness of Willtek to Investcorp equal to
(euro)3.5 million (approximately $4.3 million), plus accrued but unpaid interest at the rate of 8% per year through the closing date of the acquisition
(approximately (euro)607,000, or approximately $735,000).

Effective at the closing, Paul Genova resigned as a director of WTT, but will continue to serve in his capacity as President and Chief Financial Officer of
WTT. At that time, two of Investcorp's designees, Savio W. Tung and Hazem
Ben-Gacem, were appointed to WTT's board. Mr. Tung was appointed Chairman of the Board, replacing Karabet "Gary" Simonyan, who was appointed non-executive
Vice Chairman of the Board. In addition, at the closing, Cyrille Damany, the
Chief Executive Officer of Willtek and the sole shareholder of Damany Holding, was appointed by WTT's board as the new Chief Executive Officer of WTT, replacing Mr. Simonyan, who had served as interim Chief Executive Officer of
WTT since July 2004.

At the closing, WTT and the Willtek shareholders entered into a shareholders'
agreement, which provides that for so long as Investcorp's level of beneficial ownership of WTT's common stock

continuously equals or exceeds certain percentage thresholds, at each annual or special meeting of WTT's shareholders at which directors are to be elected,
Investcorp will be entitled to designate to WTT's nominating committee up to two candidates for nomination for election to WTT's board. These rights will expire at such time as Investcorp owns less than 5% of the issued and outstanding shares of WTT's common stock, subject to a 20-day grace period. Furthermore, in addition to restrictions on transfer imposed under U.S. federal and state securities or "blue sky" laws, the shareholders' agreement provides for certain restrictions on the transfer of the shares of WTT's common stock received by the
Willtek shareholders in the acquisition, as well as certain registration rights with respect to such shares.

"We are pleased that the acquisition of Willtek is complete and look forward to continuing the work that has already been accomplished between the two companies," said Gary Simonyan, WTT's Vice Chairman. "The combination of
Willtek's operations with WTT's strengthens our competitive position, will add significant incremental revenue and afford the combined company the ability to offer a wider range of products to a larger, global customer base," Mr. Simonyan added. "The acquisition is a significant event in the future direction of our company and is a major step that is consistent with our strategic plan."

"I am very excited to join this dynamic organization, and I look forward to leading the combined company's efforts to capitalize on a more diversified product and technology portfolio, complementary customer relationships and distribution channels on a global platform," said Cyrille Damany, WTT's newly appointed Chief Executive Officer. "Our high quality technology and global presence place the combined company at the forefront of the electronic noise generation equipment and wireless communications testing market, and we are eager to deliver a broader range of technology and products to our customers and markets."

WTT's third quarter ending September 30, 2005 will reflect a full quarter of operating results reflecting the acquisition of Willtek and its operations.

ABOUT WIRELESS TELECOM GROUP, INC.

WTT is a global provider of electronic noise generation equipment in the telecommunications field. It develops, manufactures and markets a wide variety of electronic noise sources, passive microwave components and electronic testing and measuring instruments, including power meters, volt meters and modulation meters. WTT's products have historically been primarily used to test the performance and capability of cellular/PCS and satellite communications systems, and to measure the power of RF and microwave systems. Other applications include radio, radar, wireless local area network (WLAN) and digital television. WTT's current operations are conducted through WTT and its wholly owned subsidiaries
Boonton Electronics Corporation, Microlab FXR and Willtek Communications GmbH.
Boonton Electronics Corporation is a leader in the manufacture of test equipment dedicated to measuring the power of RF and Microwave Systems used in multiple telecommunications markets. Microlab/FXR is a global provider of passive microwave components including power splitters, directional couplers and filters. These products are employed as system components in commercial applications such as wireless base stations for cellular, paging and private communications, in-building wireless

signal distribution, television transmitters and aircraft navigation counter measures and missile guidance. Willtek is a leading provider of solutions that enable manufacturers and operators of wireless communications devices to test mobile phones, air interface, and base stations of cellular networks. Willtek serves a base of more than 5,000 customers worldwide with state-of-the-art products including testing equipment for GSM, GPRS, CDMA and WCDMA phones and wireless devices, as well as handheld spectrum analyzers. WTT's website address is http://www.wtt.bz.

Except for historical information, the matters discussed in this news release may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities
Exchange Act of 1934, as amended. Such statements include declarations regarding the intent, belief or current expectations of WTT and its management. The words
"believes", "expects", "anticipates", "estimates", and similar words or expressions are generally intended to identify forward-looking statements.
Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results. Such risks and uncertainties are identified in WTT's definitive proxy materials, dated May 9,
2005, and certain other filings made with the Securities and Exchange
Commission.

CONTACT:  Wireless Telecom Group, Inc.
          Reed DuBow, 201-261-8797

SOURCE:   Wireless Telecom Group, Inc.

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